Exhibit  23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-106580) pertaining to the Insightful Corporation 2003 Employee Stock Purchase Plan of our report dated February 13, 2003, with respect to the consolidated financial statements and schedule of Insightful Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP



Seattle, Washington
November 14, 2003


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